Exhibit 99.(b)

HARRIS OAKMARK ETF TRUST

AMENDED AND RESTATED BY-LAWS

As adopted as of July 22, 2024

TABLE OF CONTENTS

i

ii

Article IX GENERAL MATTERS		9

Section 1.	Checks, Drafts, Evidence of Indebtedness	9

Section 2.	Contracts and Instruments; How Executed	9

Section 3.	Advance Payment of Indemnifiable Expenses	9

Section 4.	Severability	9

Section 5.	Headings	9

iii

AMENDED AND RESTATED BY-LAWS

OF

HARRIS OAKMARK ETF TRUST

These Amended and Restated By-laws (“By-laws”) of Harris Oakmark ETF Trust (the “Trust”), a Delaware statutory trust, are subject to the Declaration of Trust of the Trust dated July 22, 2024, as from time to time may be amended, supplemented or restated (the “Trust Instrument”). Capitalized terms used herein and not defined herein have the same meanings as in the Trust Instrument. In the event of any inconsistency between the terms hereof and the terms of the Trust Instrument, the terms of the Trust Instrument shall control.

Article I
PRINCIPAL OFFICE AND SEAL

Section 1.         Principal Office. The principal executive office of the Trust shall be located in the State of Illinois or such other location as the Trustees determine. The Trust may establish and maintain other branch or subordinate offices and places of business as the Trustees determine.

Section 2.         Delaware Office. The registered office of the Trust in the State of Delaware is located at 1209 Orange Street, Corporation Trust Center, Wilmington, DE 19801 (New Castle). The name of the registered agent of the Trust for service of process at such location is The Corporation Trust Company.

Section 3.         Seal. The Trustees may adopt a seal for the Trust in such form and with such inscription as the Trustees determine. Any Trustee or officer of the Trust shall have authority to affix the seal to any document.

Article II
TRUSTEES

Section 1.         Powers. Subject to the applicable provisions of the 1940 Act, the Delaware Act, the Trust Instrument and these By-laws on matters requiring approval by the Shareholders, the business and affairs of the Trust or any Series shall be managed and all powers shall be exercised by or under the direction of the Trustees.

Section 2.         Place of Meetings and Meetings by Telephone. All meetings of the Trustees may be held at any place that has been selected from time to time by the Trustees. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

Section 3.         Regular Meetings. Regular meetings of the Trustees shall be at such time and place as shall be fixed by the Trustees. Such regular meetings may be held without notice.

Section 4.         Special Meetings. Special meetings of the Trustees or any committee for any purpose or purposes may be called at any time by the Chairperson of the Board of Trustees or any two (2) Trustees, the President or the Secretary.

Section 5.         Quorum; Action by Trustees. A majority of Trustees shall constitute a quorum at any meeting. Unless otherwise specified herein or in the Trust Instrument or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a duly called meeting of Trustees at which a quorum is present (or such greater number as may be required by applicable law). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 6.         Notice. Except as provided herein, notice of the time, date and place of all Trustees meetings shall be given to each Trustee by telephone, facsimile or other electronic means sent to his or her home or business address at least twenty-four hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Any written consent or waiver may be provided and delivered to the Trust by facsimile or other electronic means.

Section 7.         Adjournment. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 8.         Action Without a Meeting. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in office. Any such written consent may be executed and given by facsimile or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

Article III
COMMITTEES

Section 1.         Establishment. The Trustees may designate one or more committees of the Trustees, which shall include an Executive Committee. The Trustees shall determine the number of members of each committee and its powers and shall appoint its members. The Trustees may designate one or more Trustees as alternate members of any committee, who may replace any absent or recused member at any meeting of such committee. Each committee member shall serve at the pleasure of the Trustees. The Trustees may abolish any committee, other than the Executive Committee, at any time. Each committee shall maintain records of its meetings and report its actions to the Trustees when required. The Trustees may rescind any action of any committee, but such rescission shall not have retroactive effect. The Trustees may delegate to any committee any of its powers, subject to the limitations of applicable law or as set forth in the Trust Instrument.

Section 2.         Proceedings; Quorum; Action. In the absence of an appropriate resolution of the Trustees, each committee may adopt such rules governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the absence of such rules, a majority of any committee shall constitute a quorum, and a committee shall act by the vote of a majority of a quorum.

Article IV
BOARD CHAIR AND TRUST OFFICERS

Section 1.         Chairperson of the Board. The Board of Trustees may elect a Chairperson of the Board. Any Chairperson of the Board shall be elected from among the Trustees of the Trust and may hold such office only so long as he or she continues to be a Trustee. The Chairperson shall preside at meetings of the Board of Trustees. The Chairperson shall have such additional powers and perform such additional duties as may be assigned to him or her from time to time by the Board of Trustees. The Trustees may elect a Vice chair who shall exercise the powers of the Chairperson in his or her absence.

Section 2.         Trust Officers. The officers of the Trust shall be a Principal Executive Officer, a Principal Financial Officer, a President, a Treasurer and a Chief Compliance Officer, and may include one or more Vice Presidents, Assistant Treasurers, Secretaries, Assistant Secretaries and such other officers (“Other Officers”) as the Trustees may determine.

Section 3.         Election, Tenure and Qualifications of Officers. The Trustees shall elect the officers of the Trust. Each officer elected by the Trustees shall hold office until his or her successor shall have been elected and qualified or until his or her earlier death, inability to serve, removal or resignation. Any person may hold one or more offices, except that the President and the Secretary may not be the same individual. No officer need be a Shareholder.

Section 4.         Vacancies and Newly Created Offices. Whenever a vacancy shall occur in any office or if any new office is created, the Trustees may fill such vacancy or new office.

Section 5.         Removal and Resignation. Officers serve at the pleasure of the Trustees and may be removed at any time with or without cause. The Trustees may delegate this power to the President with respect to any other Officer. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign from office at any time by delivering a written resignation to the Trustees, or if an other Officer, to the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 6.         President. The President shall be the Principal Executive Officer of the Trust, unless each such officer is separately appointed. Subject to the direction of the Trustees, the President shall have general charge, supervision and control over the Trust's business affairs and shall be responsible for the management thereof and the execution of policies established by the Trustees. In the absence of the Chairperson and Vice chair, the President shall preside at any Shareholders' meetings. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents on the Trust’s or any Series’ behalf. The President also shall have the power to employ attorneys, accountants and other advisers and agents for the Trust or any Series, except as the Board of Trustees may otherwise direct. The President shall have such other powers and perform such other duties as the Trustees may determine.

Section 7.         Vice President(s). The Vice President(s), if any, shall have such powers and perform such duties as the Trustees or the President may determine. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) shall perform all the duties of the President and, when so acting, shall have all the powers of the President. The Trustees also may designate one or more of the Vice Presidents as Executive Vice President.

Section 8.         Principal Financial Officer, Treasurer and Assistant Treasurer(s). The Treasurer shall be the Principal Financial Officer of the Trust, unless each such officer is separately appointed. The Principal Financial Officer shall have general charge of the finances and books of the Trust and each Series, and shall report to the Trustees at least annually regarding the financial condition of the Trust and each Series as soon as possible after the close of the Trust’s or such Series' fiscal year. The Treasurer shall be responsible for the delivery of all funds and securities of the Trust or any Series to such company as the Trustees shall retain as custodian. The Treasurer shall furnish such reports concerning the financial condition of the Trust or any Series as the Trustees may request. The Treasurer shall perform all acts incidental to the office of Treasurer, subject to the Trustees' supervision, and shall perform such additional duties as the Trustees or President may designate.

Any Assistant Treasurer may perform such duties of the Treasurer as the Trustees or the Treasurer may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

Section 9.         Secretary and Assistant Secretaries. The Secretary, if any, shall record all votes and proceedings of the meetings of Trustees and Shareholders in books to be kept for that purpose. The Secretary shall be responsible for giving and serving notices of the Trust. The Secretary shall have custody of any seal of the Trust and shall be responsible for the records of the Trust, including the Share register and such other books and documents as may be required by the Trustees or by law, but may delegate such responsibilities as deemed to be appropriate by the Trustees or Trust officers. The Secretary shall perform all acts incidental to the office of Secretary, subject to the supervision of the Trustees, and shall perform such additional duties as the Trustees or President may designate.

Any Assistant Secretary may perform such duties of the Secretary as the Trustees or the Secretary may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

Section 10.       Chief Compliance Officer. The Chief Compliance Officer shall be responsible for administering the Trust’s compliance policies and procedures that are reasonably designed to prevent violation of the federal securities laws by the Trust, its investment adviser(s), principal underwriter, administrator and transfer agent. The election, compensation and removal of the Chief Compliance Officer shall be approved by the Board of Trustees, including a majority of the Disinterested Trustees.

Section 11.       Subordinate Officers. The Trustees may appoint from time to time such other officers and agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees may delegate from time to time to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any officer or agent appointed in accordance with the provisions of this Section 11 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

Section 12.       Compensation of Officers. Each officer may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.

Section 13.       Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the U.S. Securities and Exchange Commission (“Commission”) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his or her hands.

Article V
MEETINGS OF SHAREHOLDERS

Section 1.         Annual Meetings. The Trust shall not hold annual meetings, unless required by law.

Section 2.         Special Meetings. The Secretary, or another officer if there is no Secretary, shall call a special meeting of Shareholders of any Series or Class whenever ordered by the Trustees or by the President for the purpose of taking action upon any matter requiring the vote or consent of the Shareholders as herein provided or provided in the Trust Instrument or upon any other matter as to which such vote or consent is deemed by the Board of Trustees to be necessary or desirable. Except when a larger quorum is required by law, a quorum for the transaction of business at a Shareholders meeting shall be, with respect to any Series or Class that is listed on an Exchange one-third of the Outstanding Shares of such Series or Class, and with respect to any Series or Class that is not listed on an Exchange one-tenth of the Outstanding Shares of such Series or Class entitled to vote in person or by proxy.

The Trustees shall also call a special meeting for the purpose of removing one or more Trustees upon the written request for such a meeting by Shareholders owning at least 10 percent (10%) of the Outstanding Shares entitled to vote. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as the same may be amended from time to time or modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record.

A special meeting of Shareholders of any Series or Class shall be held at such time and place as is determined by the Trustees and stated in the notice of that meeting.

Section 3.         Notice of Meeting. The Secretary, or another officer if there is no Secretary, shall call a meeting of Shareholders by giving written notice of the place, date, time and general nature of the business to be transacted at that meeting at least ten (10) days before the date of such meeting.

Section 4.         Manner of Giving Notice; Waiver of Notice. Notice of any meeting of Shareholders shall be (i) given either by hand delivery, telephone, overnight courier, facsimile, telex, telecopier, electronic mail or other electronic means or by mail, postage prepaid, and (ii) addressed to the Shareholder at the address of that Shareholder appearing in the records of the Trust or its transfer agent or similar agent or entity or given by the Shareholder to the Trust for the purpose of notice. If no such address appears in the Trust’s records or those of its transfer agent or similar agent or entity and is not given to the Trust, notice shall be deemed to have been given if sent to that Shareholder at the Trust’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication or electronic submission or, where notice is given by publication, on the date of publication. Whenever any notice of any meeting of Shareholders is required to be given, a written waiver or a waiver by electronic transmission, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the meeting is held, or attendance at the meeting in person or by proxy shall be deemed equivalent to the giving of such notice to such persons.

Section 5.         Adjourned Meetings. A Shareholders' meeting may be adjourned one or more times for any reason, including the failure of a quorum to attend the meeting. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or reasonable notice is given to persons present at the meeting, and if the adjourned meeting is held within a reasonable time after the date set for the original meeting. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If after the adjournment a new record date is fixed for the adjourned meeting, the Secretary, or another officer if there is no Secretary, shall give notice of the adjourned meeting to Shareholders of record entitled to vote at such meeting. Any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

Section 6.         Validity of Proxies. Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy; provided, that either the Shareholder or his or her duly authorized agent or attorney-in-fact has (i) signed and dated a written instrument authorizing such proxy to act, or (ii) transmitted by electronic, telephonic, computerized, facsimile, telecommunication, telex, oral communication or other alternative to execution of a written instrument authorizing such proxy to act. Every such transmission shall contain, or be accompanied by, information that can be used to reasonably determine that the Shareholder transmitted or authorized such transmission. Acceptable methods of authorizing a proxy to act shall be set forth in the proxy statement soliciting such proxy. Any person charged with determining whether a Shareholder transmitted or authorized the transmission of any communication authorizing a proxy to act per clause (ii) of the first sentence of this Section 6, shall specify the information upon which the determination is to be made. Notwithstanding the foregoing, if a proposal is submitted to a vote of the Shareholders of any Series or Class by anyone other than the officers or Trustees, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Unless the proxy provides otherwise, it shall not be valid for more than eleven (11) months before the date of the meeting. All proxies shall be delivered to the Secretary or other person responsible for recording the proceedings before being voted. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy is taken (a) by a writing delivered to the Trust stating that the proxy is revoked, or (b) by a subsequent proxy executed by such person, or (c) attendance at the meeting and voting in person by the person executing that proxy, or (d) revocation by such person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders' meeting. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. Subject to the provisions of the Delaware Act, the Trust Instrument, or these By-laws, the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

Section 7.         Organization of Meetings. The Chairperson of the Board of Trustees shall preside at each meeting of Shareholders. In the absence of the Chairperson, the meeting shall be chaired by the Vice chair or the President, or if the President and a Vice chair shall not be present, by a Vice President. In the absence of all such officers, the meeting shall be chaired by a person elected for such purpose at the meeting. The Secretary of the Trust, if any and if present, shall act as Secretary of such meetings, or if the Secretary is not present, an Assistant Secretary of the Trust shall so act, and if no Assistant Secretary is present, then a person designated by the Secretary of the Trust shall so act, and if the Secretary has not designated a person or if there is no Secretary, then the meeting shall elect a secretary for the meeting.

The Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Trustees, if any, the Chairperson of any meeting of the Shareholders shall determine the order of business and the procedures for conduct of business at the meeting, including regulation of the manner of voting, the conduct of discussion, the appointment of inspectors and the determination of all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes.

Section 8.         Record Date. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time, as permitted by applicable law, prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or to be treated as Shareholders of record for purposes of such other action. Any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or to be treated as a Shareholder of record for purposes of such other action, even though such Shareholder has since that date and time disposed of its Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or to be treated as a Shareholder of record for purposes of such other action. The record books of the Trust as kept by the Trust or any transfer agent or similar agent or entity, as the case may be, shall be conclusive as to who are the Shareholders of any Series or Class, the number of Shares of the Trust, including any Series or Class, held from time to time by each Shareholder and as to who shall be deemed to be a Shareholder as of any date and time fixed by the Trustees.

Article VI
SHARES OF BENEFICIAL INTEREST

Section 1.         Register. A register shall be kept, directly or indirectly, by the Trust or by the transfer agent, similar agent or entity, which register shall contain, to the extent practicable, the names and addresses of the Shareholders and interests held by each Shareholder. Each such register shall be conclusive as to the identity of the Shareholders of the Trust and the persons who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any distribution, or to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trust as shall keep the said register for entry thereon. The record books of the Trust as kept by the Trust or any transfer agent or similar agent or entity may be deemed to constitute the register contemplated by this Article VI, Section 2.

Section 2.         Transfer of Shares. Shares of any Series or Class shall not be transferable unless the prospective transferor obtains the prior unanimous consent of the Shareholders to the transfer. The Trust shall be entitled to treat the holder of record of any Share or Shares as the absolute owner for all purposes, and shall not be bound to recognize any legal, equitable or other claim or interest in such Share or Shares on the part of any other person except as otherwise expressly provided by law.

Article VII
INSPECTION OF RECORDS AND REPORTS

Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. To the maximum extent permitted by law, no Shareholder shall have any right to inspect any account or book or document of the Trust or any Series, including without limitation the information provided for in Section 3819 of the Delaware Act, except the right, upon reasonable request, to receive copies of (i) the most recent Certificate of Trust, as amended, and as filed with the Secretary of State of the State of Delaware; (ii) the most recent Trust Instrument, as amended; (iii) the most recent Bylaws, as amended; (iv) any public tax reporting information related to the Trust or any Series, as applicable; or (v) as otherwise conferred by the Trustees.

Article VIII
AMENDMENTS

These By-laws may be amended by the Trustees of the Trust without any Shareholder vote or consent.

Article IX
GENERAL MATTERS

Section 1.         Checks, Drafts, Evidence of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust or any Series shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.

Section 2.         Contracts and Instruments; How Executed. The Trustees, except as otherwise provided in these By-laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust or any Series and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust or any Series by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3.         Advance Payment of Indemnifiable Expenses. Expenses incurred by an agent in connection with the preparation and presentation of a defense to any proceeding may be paid by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by, or on behalf of, such agent that such amount will be paid over by him or her to the Trust if it is ultimately determined that he or she is not entitled to indemnification; provided, however, that (a) such agent shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments, or (c) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceeding, or independent legal counsel in a written opinion, shall have determined, based upon a review of the readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such agent will be found entitled to indemnification.

Section 4.         Severability. The provisions of these By-laws are severable. If the Board of Trustees determines, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended, or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-laws.

Section 5.         Headings. Headings are placed in these By-laws for convenience of reference only and in case of any conflict, the text of these By-laws rather than the headings shall control.